UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 4, 2006

TRANSMONTAIGNE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2006, Javed Ahmed, an Executive Director of Morgan Stanley Capital Group, Inc. was appointed as an affiliated director of the board of directors of TransMontaigne GP L.L.C., our general partner.  Concurrently with Mr. Ahmed’s appointment, Randall J. Larson resigned as an affiliated director of the board of directors to ensure that a majority of the board’s directors continued to be unaffiliated directors.  As a result, the board of directors of our general partner continues to be composed of three affiliated directors and four independent directors.

The appointment of Mr. Ahmed to the board of directors of our general partner reflects Morgan Stanley Capital Group Inc.’s recent acquisition of TransMontaigne Inc., which owns and controls our general partner.  At the present time, we do not expect that Mr. Ahmed will serve on any committee of the board of directors of our general partner.

On October 4, 2006, we issued a press release announcing the above actions, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated October 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C.,
its general partner

Date: October 5, 2006	By:	/s/ Randall J. Larson
Randall J. Larson
President, Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated October 4, 2006.